Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Winner Medical Group Inc
Winner Industrial Park, Bulong Road
Longhua, Shenzhen
Guangdong
P.R. China

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Post-Effective Amendment No. 1 to Form S-1 of Winner Medical Group Inc. of our report dated December 11, 2007, relating to the consolidated financial statements of Winner Medical Group Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO McCabe Lo Limited

Hong Kong, January 18, 2008